EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-124569) and related prospectuses of Smart Online, Inc. (the “Company”) of our audit report dated April 1, 2013, with respect to the financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the years ended December 31, 2012 and 2011, filed on April 1, 2013.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
April 1, 2013